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                                                                   EXHIBIT 10.28

                          BOARD DESIGNATION AGREEMENT

          This BOARD DESIGNATION AGREEMENT, dated as of October 28, 1997, among Silver Holdings LDC, a Cayman Islands limited duration company (the "Silver Holdings"), Apex Silver Mines Limited, a Cayman Islands company (the "Company"), Thomas S. Kaplan ("Kaplan"), Argentum LLC ("Argentum"), Aurum LLC ("Aurum"), Litani Capital Management LDC ("Litani") and Consolidated Commodities Ltd. ("Consolidated", and collectively with Aurum and Litani, the "Other Investors").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Silver Holdings owns Ordinary Shares of Apex Silver Mines LDC, par value $.01 per share (the "Sub Shares")

          WHEREAS, in connection with the Buy-Sell Agreement, dated as of August 6, 1996, by and among the Company, Apex Silver Mines LDC and Litani Capital Management LDC (the "Buy-Sell Agreement"), Silver Holdings may receive Ordinary Shares of the Company, par value $.01 per share (the "Shares");

          NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

          1.   Designation of Director.
               -----------------------

               (a) For so long as Silver Holdings continues to beneficially own Shares (or Sub Shares which may be issued for Shares pursuant to the Buy-Sell Agreement), representing not less than 1% of the issued and outstanding Shares (the "Minimum Shares"), the Company will take all action necessary to cause its Board of Directors to nominate and support the nomination of two individual designated by Silver Holdings for election as a director of the Company and to solicit proxies in favor of (and otherwise recommend to its shareholders) the election of such nominee as director. For so long as Silver Holdings continues to beneficially own the Minimum Shares, each of the Other Investors agrees that it will vote all Shares it has voting power over, and will otherwise support the election of the individuals designated by Silver Holdings for election as a director of the Company.

               (b) If, on any date during the term of office of any director of the Company elected following his or her designation by Silver Holdings under the terms of this Agreement, Silver Holdings shall cease to beneficially own the Minimum Shares, Silver Holdings will, at the request of the Company, take all reasonable actions necessary to cause such director to resign promptly from the Board of Directors of the Company.

               (c) In the event of the death, resignation or removal of a director designated for nomination by Silver Holdings, the Company shall cause another person designated by Silver Holdings to be elected as a director to fill the
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resulting vacancy on the Board of Directors of the Company (which may include the election of such replacement director by the remaining directors then in office); provided, however, that any director of the Company designated for
         --------  -------
nomination by Silver Holdings may be removed when (and only when) (i) such removal is requested by Silver Holdings or (ii) as provided in the Company's Memorandum and Articles of Association.

          2.  Adjustment Upon Changes in Capitalization.  If at any time there
              -----------------------------------------
is a change in the number of outstanding Shares or the class of Shares, by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment or if a stock dividend thereon is declared with a record date prior to the termination of this Agreement, then the number of Shares comprising the Minimum Shares shall be appropriately and equitably adjusted.

          3.   Benefits of this Agreement; Transfers.  Nothing in this Agreement
               -------------------------------------
shall be construed to give to any person or entity, other than the parties hereto, any legal or equitable right, remedy, or claim under this Agreement. This Agreement is for the sole and exclusive benefit of, and shall be binding upon, the parties hereto and their respective heirs, personal representatives, successors and assigns. No transfer of Shares (or Sub Shares) by any Other Investor shall be permitted (other than transfers to the general public) unless such transferee agrees to be bound by the provisions of this Agreement.

          4.   Governing Law.  The corporate law of the Cayman Islands will
               -------------
govern all issues concerning the relative rights of the Company and its stockholders. All other issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law applicable to agreements made and to be performed wholly within such jurisdiction.

          5.   Invalid Provisions.  If any provision of this Agreement is held
               ------------------
to be invalid or unenforceable, such provision shall be automatically severed from this Agreement and there shall be added to this Agreement a provision as similar as possible to such severed provision as may be valid and enforceable, and the validity and enforceability of the other provisions of this Agreement shall not be affected thereby.

          6.   Captions.  The captions, headings, and arrangements used in this
               --------
Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                         SILVER HOLDINGS LDC

                         By: /s/ Paul Soros
                            -------------------------------
                            Name:  Paul Soros
                            Title: Director


                         APEX SILVER MINES LIMITED

                         By: /s/ Thomas S. Kaplan
                            -------------------------------
                            Name:  Thomas S. Kaplan
                            Title: Chairman


                         By: Thomas S. Kaplan
                             -------------------------------
                             Thomas S. Kaplan


                         ARGENTUM LLC

                        By: Caledonian Bank & Trust Limited,
                            as Secratary

                         By: /s/ Vijayabalan Muregesu
                            -------------------------------
                            Name:  Vijayabalan Muregesu
                            Title: Manager-Banking



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                         AURUM LLC



                         By: /s/ Thomas S. Kaplan
                            -------------------------------
                            Name: Thomas S. Kaplan
                            Title: Trustee



                         LITANI CAPITAL MANAGEMENT LDC



                         By: /s/ Thomas S. Kaplan
                            -------------------------------
                            Name: Thomas S. Kaplan
                            Title:



                         CONSOLIDATED COMMODITIES LTD.



                         By: /s/ Peter Martin
                            -------------------------------
                            Name: Peter Martin
                            Title: President




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